UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 27, 2009

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 27, 2009, Nexxus Lighting, Inc. (the “Company”) issued a press release reporting its financial results for the fourth quarter and full fiscal year ended December 31, 2008. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

In the press release, the Company uses non-GAAP financial measures. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Comparable measures are provided because management uses this information in evaluating the results of the continuing operations of the Company and/or in internal goal setting. In addition, the Company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure provided as additional information to investors in the press release. EBITDA is an alternative method for assessing the Company’s financial condition and operating results. EBITDA is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. However, management believes that EBITDA may provide additional information with respect to the Company’s performance and ability to meet future debt service, capital expenditures and working capital requirements. EBITDA has been reconciled to the GAAP measure net loss in the press release.

For the year ended December 31, 2008, EBITDA was approximately ($9,369,000) compared to approximately ($2,442,000) in 2007. The press release also includes a discussion of EBITDA for the year ended December 31, 2008 adjusted for a restructuring and impairment charge of approximately $2,922,000, debt extinguishment costs of approximately $628,000 and costs associated with the Company’s abandoned follow-on public offering of approximately $319,000 was approximately ($5,500,000) (Adjusted EBITDA). While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of the Company’s operating performance because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs;

•	Management considers losses from restructuring and impairment charges and financing transactions to result from investing and financing decisions rather than ongoing operations; and

•

Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

The information furnished pursuant to Item 2.02 of this Form 8-K, including Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 27, 2009	NEXXUS LIGHTING, INC.

/s/ Gary R. Langford
	Name:	Gary R. Langford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 27, 2009